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                                                                    Exhibit 23.1

        [LETTERHEAD OF CHERRY, BEKAERT & HOLLAND, L.L.P. APPEARS HERE]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Fredericksburg Savings and Loan Association, F.A.
Fredericksburg, VA



We consent to the use in this pre-effective amendment no. 1 to the Registration Statement on Form S-1 and to the Application for Conversion on Form AC of our report dual dated January 29, 1998 and August 14, 1998, relating to the balance sheets of Fredericksburg Savings and Loan Association, F.A., as of December 31, 1997 and December 31, 1996, and the related statements of income, comprehensive income, changes in equity capital and cash flows for each of the years in the three year period ended December 31, 1997, and to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of the Registration Statement.


/s/ Cherry, Bekaert & Holland, L.L.P.

Richmond, Virginia
October 29, 1998